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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-1 MEF of Sprott Physical Gold Trust (the "Trust") of our report dated May 13, 2010, with respect to the financial statements of the Trust as at February 24, 2010, included in the Registration Statement on Form F-1 dated May 25, 2010. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

Toronto, Canada
May 26, 2010

/s/ Ernst & Young LLP Ernst & Young LLP Chartered Accountants Licensed Public Accountants

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM